UNDERWRITING AGREEMENT

______, 2006

US EURO Securities, Inc.	Brookstreet Securities Corporation
13661 Perdido Key Dr., Suite PH-1	2361 Campus Drive, Second Floor
Pensacola, FL 32507	Irvine, CA 92612

Ladies and Gentlemen:

Reed’s Inc., a Delaware corporation (the “Company”), hereby confirms its agreement with you as follows:

SECTION 1
DESCRIPTION OF SECURITIES

1.1 Introduction. On November 12, 2004, the Company filed a registration statement (the “Registration Statement”) on Form SB-2 (File No. 333-120451) under the Securities Act of 1933 (the “Securities Act”) with respect to an initial public offering of its securities (the “Offering”). The Registration Statement was declared effective by the United States Securities and Exchange Commission (the “Commission”) on or about August 3, 2005. The Company filed six post-effective amendments to the Registration Statement through March 7, 2006. The Registration Statement, as amended, for the Offering contemplates a plan of distribution of up to 2,000,000 shares of the Company’s common stock, at an offering price of $4.00 per share, to be offered on a “best efforts, no minimum” basis by the Company through an underwriter and other participating broker-dealers.

During the period from approximately October 14, 2005 through April 12, 2006, the Company issued, to approximately 175 persons, a total of 333,156 shares of common stock resulting in aggregate gross proceeds to the Company of $1,332,624. None of these shares may have been issued pursuant to an effective registration statement or an applicable exemption from the registration requirements under the Securities Act or from the registration or qualification requirements under applicable state securities laws. Accordingly, the Company intends to make a rescission offer (the “Rescission Offer”) to rescind all of these purchases for an amount equal to the price paid for the shares, plus interest at the applicable legal rate required by state law. The Company intends to file a separate registration statement to be filed under the Securities Act relating to the proposed Rescission Offer.

The Company also intends to conduct the Offering through the current Registration Statement on the same general terms and conditions as set forth in the Registration Statement, although the Company intends to reset the distribution period to an extended period following the effective date of the next post-effective amendment to be filed in connection with the Registration Statement. The number of shares (1,666,844 shares) to be offered prospectively would be the difference between the maximum number of shares (2,000,000) which have been registered and the number of shares (333,156) which have been sold to date in the Registration Statement and are subject to the Rescission Offer being conducted by the Company.

On or about August 23, 2005, the Company and Brookstreet Securities Corporation (“Brookstreet”) signed an Underwriting Agreement pursuant to which the 333,156 shares were sold (the “Brookstreet Underwriting Agreement”). While the Brookstreet Underwriting Agreement remains effective for the sale of the 333,156 shares which were sold through April 12, 2006, the Brookstreet Underwriting Agreement was terminated on April 18, 2006 and this Agreement is effective for the sale of the remainder of the Offering (1,666,844 shares).

The Company hereby engages US EURO Securities, Inc. (“US EURO”) to serve as the new lead underwriter for the Offering. The Company hereby engages Brookstreet to serve as a co-underwriter in the Offering. US EURO and Brookstreet may be referred to collectively herein as the “Underwriters.”

1.2 The Offering. The Company now proposes to issue and sell up to 1,666,844 shares in the Offering.

The Shares are allocated between the Underwriters as follows:

US EURO	1,400,844
Brookstreet	600,000

The Company hereby appoints the Underwriters its agents to sell the Shares, subject to the terms and provisions of this Agreement, on a “best efforts, no minimum” basis.

SECTION 2
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Underwriters to enter into this Agreement, the Company hereby represents and warrants to and agrees with the Underwriters that:

2.1. Registration Statement and Prospectus. The Registration Statement has been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and the Registration Statement has been filed with the Commission. Copies of the Registration Statement and any amendments, and all forms of the related prospectuses contained therein, have been delivered to the Underwriters. The Registration Statement, includes the prospectus, Part II, and financial schedules and exhibits thereto, as amended at the time when it shall become effective, and the prospectus included as part of the Registration Statement on file with the Commission when it shall become effective or, if the procedure in Rule 430A of the Rules and Regulations (as defined below) under the Securities Act is followed, the prospectus that discloses all the information that was omitted from the prospectus on the effective date pursuant to such Rule, and in either case, together with any changes contained in any prospectus filed with the Commission by the Company with your consent after the effective date of the Registration Statement, is herein referred to as the “Final Prospectus.” If the procedure in Rule 430A is followed, the prospectus included as part of the Registration Statement on the date when the Registration Statement became effective is referred to herein as the “Effective Prospectus.” Any prospectus included in the Registration Statement and in any amendments thereto prior to the effective date of the Registration Statement is referred to herein as a “Preliminary Prospectus.” For purposes of this Agreement, “Rules and Regulations” mean the rules and regulations adopted by the Commission under the Securities Act.

Included in the Registration Statement are the 333,156 shares subject to the Rescission Offer, 1,666,844 shares proposed to be sold in the Offering (the “Shares”), and the shares of Common Stock reserved against exercise of the Underwriters’ Warrants (as defined below) (the “Warrant Shares”). As used in this Agreement, the term “Effective Date” refers to the date the Commission declares the Registration Statement effective pursuant to Section 8 of the Securities Act.

2.2. Accuracy of Registration Statement and Prospectus. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus with respect to the Shares, and each Preliminary Prospectus has conformed in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations and to the Company’s knowledge has not included at the time of filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters, or from any Underwriters through the Underwriters, specifically for use in the preparation thereof.

When the Registration Statement becomes effective and on the final closing of the Offering (the “Closing Date”) , the Registration Statement, the Effective Prospectus (and on the Closing Date, the Final Prospectus) will contain all statements which are required to be stated therein in accordance with the Securities Act and the Rules and Regulations. No such document will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing does not apply to information contained in or omitted from the Registration Statement or the Effective Prospectus or Final Prospectus in reliance upon written information furnished by the Underwriters, or by any Underwriter through the Underwriters, specifically for use in the preparation thereof. The Company will not at any time hereafter file any amendments to the Registration Statement or in accordance with Rule 424(b) of the Rules and Regulations of which the Underwriters shall not have been previously advised in advance of filing or to which any Underwriter shall reasonably object in writing.

2.3. Financial Statements. Weinberg & Company, P.A., whose reports appear in the Effective Prospectus and the Final Prospectus, are, and during, the periods covered by their reports were, independent accountants as required by the Securities Act and the applicable Rules and Regulations. The financial statements and schedules (including the related notes) included in the Registration Statement, any Preliminary Prospectus or the Effective Prospectus or the Final Prospectus, present fairly the financial position, the results of operations, and changes in financial position of the entities purported to be shown thereby at the dates and for the periods indicated; and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated.

2.4. No Material Adverse Change. Except as may be reflected in or contemplated by the Effective Prospectus or the Final Prospectus, subsequent to the dates as of which information is given in the Effective Prospectus or the Final Prospectus, and prior to the Closing Dates, (a) there shall not have been any material adverse change in the condition, financial or otherwise, of the Company or in its business taken as a whole; (b) there shall not have been any material transaction entered into by the Company other than transactions in the ordinary course of business; (c) the Company shall not have incurred any material liabilities, obligations or claims, contingent or otherwise, which are not disclosed in the Effective Prospectus or the Final Prospectus; (d) except in the ordinary course of business and with the consent of the Underwriter, there shall not have been nor will there be any change in the capital stock or long-term debt (except current payments) of the Company; and (e) the Company has not and will not have paid or declared any dividends or other distributions on its capital stock.

2.5. No Defaults. Other than as disclosed in the Effective Prospectus or the Final Prospectus, the Company is not in any default (which has not been waived) in the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any indenture or loan agreement. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the articles of incorporation, as amended, or by-laws of the Company; any note, indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its property is bound, other than for which the Company has received a consent or waiver of such conduct, breach or default or except where such default would not have a material adverse effect on the business of the Company; or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Securities Act or under the securities laws of any state or jurisdiction.

2.6. Incorporation and Standing. The Company is, and at the Closing Date will be, duly incorporated and validly existing in good standing as a corporation under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own its property and conduct its business, present and proposed, as described in the Effective Prospectus and the Final Prospectus; the Company has full power and authority to enter into this Agreement; is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned or leased) or the nature of its business makes such qualification necessary except where the failure to be so qualified would not have a material adverse effect on the Company; and each of the Company and its Subsidiaries holds all material licenses, certificates, and permits from governmental authorities necessary for the conduct of its business as described in the Effective Prospectus and Final Prospectus.

2.7. Capitalization. The Company’s authorized and outstanding capitalization on the Effective Date and on the Closing Date are and will be as set forth under the caption “Capitalization” in the Effective Prospectus and the Final Prospectus. The Company’s securities conform to the description thereof contained under the captions “Description of Securities” in the Effective Prospectus and the Final Prospectus. The outstanding shares of Common Stock have been, and the Warrant Shares, upon issuance and delivery against payment therefor in the manner described herein, will be, duly authorized and validly issued, fully paid and nonassessable. To the knowledge of the Company, no sales of securities have been made by the Company in violation of the registration or anti-fraud provisions of the Securities Act or in violation of any other federal law or laws of any state or jurisdiction, except as disclosed in the Registration Statement.

2.8. Legality of Shares. The Shares, and the Warrant Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and nonassessable. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s articles of incorporation, by-laws or other governing documents or any agreement or other instrument to which the Company is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. The Underwriters’ Warrants, when sold and delivered, will constitute valid and binding obligations of the Company enforceable in accordance with the terms thereof. A sufficient number of shares of Common Stock of the Company have been reserved for issuance upon exercise of the Underwriters’ Warrants.

2.9. Prior Sales. No unregistered securities of the Company, of an affiliate or of a predecessor of the Company have been sold within three years prior to the date hereof, except as disclosed in the Registration Statement.

2.10. Litigation. Except as set forth in the Effective Prospectus and the Final Prospectus, there is, and at the Closing Date there will be, no action, suit or proceeding before any court, arbitration tribunal or governmental agency pending, or to the knowledge of the Company, threatened, which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company, or which would materially affect the properties or assets of the Company.

2.11. Underwriters’ Warrants. Upon issuance of the Underwriters’ Warrants pursuant to Section 3.4 of this Agreement, the Underwriters and designees of the Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges and claims whatsoever; and the Company will have on the Effective Date and at the time of delivery of such Underwriters’ Warrants the requisite power and authority to sell, transfer and deliver such Underwriters’ Warrants in the manner provided hereunder.

2.12. Finder. The Company knows of no outstanding claims against it for compensation for services in the nature of a finder’s fee, origination fee or financial consulting fee with respect to the offer and sale of the Shares hereunder except as previously disclosed in writing to the Underwriters.

2.13 Exhibits; Contracts; Agreements. There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been so filed and each contract to which the Company is a party and to which reference is made in the Effective Prospectus and the Final Prospectus has been duly and validly executed by the Company and, to the best of the Company’s knowledge, is in full force and effect in all material respects in accordance with its terms, and none of such contracts have been assigned by the Company; and the Company knows of no present situation or condition or fact which would prevent compliance with the terms of such contracts, as amended as of the date of the Effective Prospectus and the Final Prospectus. Except for amendments or modifications of such contracts in the ordinary course of business, the Company has no intention of exercising any right which it may have to cancel any of its obligations under any of such contracts, and has no knowledge that any other party to any of such contracts has any intention not to render full performance under such contracts. All material terms of each contract, agreement, plan, arrangement or understanding to which the Company is a party, or to which it may reasonably be expected to become a party, have been fully disclosed in the Effective Prospectus and Final Prospectus.

2.14. Tax Returns. The Company has filed all federal and state tax returns that are required to be filed by it and has paid all taxes shown on such returns and on all assessments received by it to the extent such taxes have become due. All taxes with respect to which the Company is obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes.

2.15. Property. Except as otherwise set forth in or contemplated by the Effective Prospectus and the Final Prospectus, the Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Effective Prospectus and the Final Prospectus or such as do not materially effect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and any real property and buildings held under lease by the Company are held by it under valid, existing, and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company.

2.16. Authority. The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action and this Agreement is the valid, binding and legally enforceable obligation of the Company, except as rights to indemnity hereunder may be limited by federal or state securities laws or public policy and except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting creditors rights generally and by general equitable principles.

2.17. Lock-Up. The Company has obtained from each of its officers, directors, and 5% or greater stockholders, his or her written agreement placing restrictions on each such person from selling any of the shares of the Company’s common stock, warrants, options, convertible securities or rights which may be converted into or exercised to purchase shares of the Company’s common stock, or promotional shares, which they own or possess during the 24-month period following the Closing Date, subject to the terms and conditions of such agreements.

2.18. Use of Form SB-2. The Company is eligible to use Form SB-2 for the offer and sale of the Shares.

2.19. Governmental Compliance. The Company is not in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation might reasonably be expected to have a material adverse effect on the condition (financial or other), properties, prospective results of operations or net worth of the Company, except as disclosed in the Registration Statement.

2.20. Stabilization. The Company has not taken and may not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

2.21. CUSIP Number. The Company has obtained a CUSIP number for its Common Stock.

2.22. Subsidiaries. The Company has no subsidiaries and it has no present intention of acquiring or forming any subsidiaries, except as disclosed in the Effective Prospectus and the Final Prospectus.

2.23. Books and Accounts. The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Company. The systems of internal accounting controls maintained by the Company are sufficient to provide reasonable assurances that (w) transactions are executed in accordance with management’s general or specific authorization; (x) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with generally accepted accounting principles and (B) to maintain accountability for assets; and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.24. Employees. No labor disturbance by the employees of the Company exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any principal suppliers, contract manufacturing organizations, manufacturers, authorized dealers or distributors that might be expected to result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or prospects of the Company, considered as a whole. No collective-bargaining agreement exists with any of the Company’s employees and, to the best knowledge of the Company, no such agreement is imminent.

2.25. Political Contributions. The Company has not, directly or indirectly, at any time (x) made any contributions to any candidate for political office, or failed to disclose fully any such contribution, in violation of law; (y) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by all applicable laws; or (z) violated nor is it in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

 2.26. Environmental Liabilities. The Company has no liability, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, imposed or based upon any provision of, or has received notice of any potential liability under, any foreign, federal, state or local law, rule or regulation or the common law, or any tort, nuisance or absolute liability theory, or under any code, order, decree, judgment or injunction applicable to the Company relating to public health or safety, worker health or safety or pollution, damage to or protection of the environment, including, without limitation, laws relating to damage to natural resources, emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the manufacture, processing, use treatment, storage, generation, disposal, transport or handling of hazardous materials. As used herein, “hazardous material” includes chemical substances, wastes, pollutants, contaminants, hazardous or toxic substances, constituents, materials or wastes, whether solid, gaseous or liquid in nature.

2.27. Investment Company Act. The Company is familiar with the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an “investment company” within the meaning of the 1940 Act and such rules and regulations.

2.28. Patents. The Company owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights described or referred to in the Final Prospectus as owned by or used by any of them, or which are necessary for the conduct of its business as described in the Final Prospectus; and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the business, properties, condition (financial or otherwise), prospects or results of operations of the Company.

SECTION 3
PURCHASE AND SALE OF THE SECURITIES

3.1. Sale of Shares. Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company hereby appoints the Underwriters as its exclusive agents commencing on the Effective Date for the purpose of offering the Shares as provided in this agreement on a “best efforts” basis. The Underwriters agree to use their best efforts to sell the Shares as the Company’s agents. It is understood and agreed that there is no firm commitment on the Underwriters’ part to purchase any of the Shares. The Underwriters may, in their discretion, offer a part of the Shares for sale by dealers who are members of the National Association of Securities Dealers, Inc., selected by the Underwriters, and the Underwriters may form and manage a selling group of such selected dealers. The Underwriters may allow such concessions upon sales by selected dealers as may be determined from time to time by the Underwriters.

3.2. Public Offering Price. After the Commission notifies the Company that the Registration Statement has become effective, the Underwriters will offer the Shares hereunder at a price of $4.00 per Share. The Underwriters will be entitled to a fee of 7% on each Share sold by them (broken down into a 6% sales commission and 1% underwriters’ concession) plus a non-accountable expense allowance of 3% on each Share. Any commissions and fees payable to the Underwriters under this paragraph shall be payable on the Closing Date or as otherwise provided herein.

3.3. Inspection of Certificates. For the purpose of expediting the checking and packaging of the certificates for the Shares, if requested by any of the Underwriters, the Company agrees to make the certificates available for inspection by any Underwriter at the main office of any Underwriter at least two full business days prior to the proposed delivery date.

3.4. Issuance of Underwriters’ Warrants. On the Closing Date of the Offering, at a price of $0.001 per warrant, the Company will issue to the Underwriters and their designees, warrants (the “Underwriters’ Warrants”) substantially in the form filed as an Exhibit to the Registration Statement with such changes therein, if any, as may be agreed upon by the Company and the Underwriters, to purchase the number of shares of Common Stock equal to 10% of at the Shares sold in the Offering for a term beginning on the date which is one year from the Closing Date and ending on the date which is five years from the Closing Date at an exercise price per share equal to 165% of the offering price per share of Shares sold in the Offering. The Warrant Shares shall be registered on the Registration Statement for the Offering.

The Underwriters’ Warrants shall also contain anti-dilution provisions for stock splits, recombinations, and reorganizations and shall otherwise be in form and substance satisfactory to the Underwriters.

The Underwriters’ Warrants may not be transferred other than to officers and employees of the Underwriters who are also shareholders of the Underwriters, or by will, pursuant to the laws of descent and distribution, or by the operation of law..

3.5. Underwriters’ Counsel Expenses.

(a) The Company shall reimburse US EURO for reasonable fees and disbursements of US EURO’s counsel incurred in connection with the Offering including all fees and disbursements of US EURO’s counsel that may be in connection with the qualification of the Offering under blue sky laws.

(b) The Company shall reimburse Brookstreet for fees and disbursements of Brookstreet’s counsel incurred in connection with the Offering for up to $50,000 for work not covering the qualification of the Offering under blue sky laws, provided however that, if at least $2,000,000 gross proceeds is not raised in the Offering, the Company’s responsibility for fees of Brookstreet’s counsel shall be limited to $25,000. Additionally, the Company shall reimburse Brookstreet for all fees and disbursements of Brookstreet’s counsel that may be in connection with the qualification of the Offering under blue sky laws.

3.6. Representations of the Parties. The parties hereto respectively represent that as of the Effective Date and continuing through the Closing Date, the representations herein contained and the statements contained in all the certificates theretofore or simultaneously delivered by any party to another, pursuant to this Agreement, shall in all material respects be true and correct.

3.7. Post-Closing Information. The Underwriters covenant that, reasonably promptly after the Closing Date, they will supply the Company with all information required from the Underwriters which must be supplied to the Commission, if any, and such additional information as the Company may reasonably request to be supplied to the securities authorities for such states in which the Shares have been qualified for sale.

3.8. Re-Offers by Selected Dealers. The Underwriters shall require any selected dealer selling the Shares to agree to sell the Shares on the terms and conditions of the Offering set forth in the Prospectus.

SECTION 4
REGISTRATION STATEMENT AND PROSPECTUS

4.1. Delivery of Registration Statements. The Company shall deliver to each Underwriter without charge one manually signed copy of the Registration Statement, including all financial statements and exhibits filed therewith and any amendments or supplements thereto. The signed copies of the Registration Statement so furnished to the Underwriters will include manually signed copies of any and all consents and certificates of the independent public accountant certifying to the financial statements included in the Registration Statement and signed copies of any and all opinions, consents and certificates of any other persons whose profession gives authority to statements made by them and who are named in the Registration Statement as having prepared, certified, or reviewed any part thereof.

4.2. Delivery of Pre-Effective Prospectus. The Company will cause to be delivered to the Underwriters and to other broker-dealers, without charge, prior to the Effective Date, as many copies of each Preliminary Prospectus filed with the Commission bearing in red ink the statement required by Item 501(c)(8) of Regulation S-K (Reg. 229.501(c)(8)) as may be required by the Underwriters. The Company consents to the use of such documents by the Underwriters and by selected dealers prior to the Effective Date of the Registration Statement.

4.3. Delivery of Prospectus. The Company will deliver, without charge, copies of the Effective Prospectus and the Final Prospectus at such addresses and in such quantities as may be required by the Underwriters for the purposes contemplated by this Agreement and shall deliver said printed copies of the Effective Prospectus and the Final Prospectus to the Underwriters and to selected dealers within one business day after the Effective Date.

4.4. Further Amendments and Supplements. If during such period of time as in the opinion of the Underwriters or their counsel the Final Prospectus is required to be delivered under the Securities Act, any event occurs or any event known to the Company relating to or affecting the Company shall occur as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time after the Effective Date to amend or supplement the Final Prospectus to comply with the Securities Act, the Company will forthwith notify the Underwriters thereof and prepare and file with the Commission such further amendment to the Registration Statement or supplement the Final Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance. The Company shall furnish and deliver to the Underwriters and to others whose names and addresses are designated by the Underwriters, all at the cost of the Company, a reasonable number of copies of the amended or supplemented Prospectus which as so amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the Prospectus not misleading in the light of the circumstances as of the date of such Prospectus, amendment, or supplement, and which will comply in all respects with the Securities Act. In the event the Underwriters are required to deliver a Prospectus beyond completion of their participation in the Offering, upon request the Company will prepare promptly such Prospectus or Prospectuses as may be necessary to permit continued compliance with the requirements of Section 10 of the Securities Act.

4.5. Use of Prospectus. The Company authorizes the Underwriters and all selected dealers to whom any of the Shares may be sold to use the Effective Prospectus and the Final Prospectus, as from time to time amended or supplemented, in connection with the offer and sale of the Shares and in accordance with the applicable provisions of the Securities Act, the Rules and Regulations and state Blue Sky or securities laws.

SECTION 5
COVENANTS OF THE COMPANY

The Company covenants and agrees with the Underwriters that:

5.1. Objection of Underwriter to Amendments or Supplements. The Company will not at any time, whether before or after the Effective Date, file any amendment or supplement to the Registration Statement or Prospectus unless and until a copy of such amendment or supplement has been furnished to the Underwriters a reasonable period of time prior to the proposed filing thereof; or to which the Underwriters or counsel for the Underwriters have reasonably objected, in writing, on the ground that such amendment or supplement is not in compliance with the Securities Act or the Rules and Regulations.

5.2. Company’s Best-Efforts to Cause Registration Statement to Become Effective. The Company will use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, comply with the provisions of and make all requisite filings with the Commission pursuant to such Rule and to notify the Underwriters promptly (in writing, if requested) of all such filings. The Company shall promptly advise the Underwriters, and will confirm such advice in writing (a) when the Registration Statement shall become effective and when any amendment thereto shall have become effective and when any amendment of or supplement to the Effective Prospectus or the Final Prospectus shall be filed with the Commission; (b) when the Commission makes a request or suggestion for any amendment to the Registration Statement or the Effective Prospectus or the Final Prospectus or for additional information and the nature and substance thereof; and (c) of the happening of any event which in the judgment of the Company makes any material statement in the Registration Statement or Effective Prospectus or the Final Prospectus untrue or which requires the making of any changes in the Registration Statement or the Effective Prospectus or Final Prospectus in order to make the statements therein not misleading. The Company shall also promptly notify the Underwriters, and confirm such notice in writing, when the Company has knowledge of the issuance by the Commission of an order suspending the effectiveness of the Registration Statement pursuant to Section 8 of the Securities Act, suspending or preventing the use of any Preliminary Prospectus or the Effective Prospectus or Final Prospectus or suspending the qualification of the Shares for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose. The Company will use every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement or refusing or suspending the qualification of the Shares, and to obtain as soon as possible a lifting of any such suspension order, the reversal of any such refusal to qualify, and the termination of any such suspension.

5.3. Preparation and Filing of Amendments and Supplements. The Company agrees to prepare and file promptly with the Commission, upon request of the Underwriters, such amendments or supplements to the Registration Statement or Final Prospectus, in form satisfactory to counsel to the Company, as may be reasonably necessary, in the opinion of counsel to the Underwriters and of counsel to the Company; and it shall use its best efforts to cause the same to become effective as promptly as possible.

5.4. Blue Sky Qualification. The Company will cooperate with the Underwriters in qualifying or registering the Shares and underlying securities for sale under the blue sky laws of such jurisdictions as the Underwriters designate, and will continue such qualifications in effect so long as is reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

5.5. Financial Statements. The Company at its own expense will prepare and give such financial statements and other information to the Commission, or the proper public bodies of the states in which the Shares and underlying securities may be registered or qualified, as may be required by them.

5.6. Reports and Financial Statements to the Underwriter. During the period ending three years from the Closing Date, the Company will deliver to the Underwriters copies of each annual report of the Company, and will deliver to the Underwriters, within 90 days after the close of each fiscal year of the Company, a financial report of the Company. All such reports will include a balance sheet as of the end of the preceding fiscal year, a statement of operations, a statement of cash flows and an analysis of shareholders’ equity covering such fiscal year, and all will be in reasonable detail and certified by independent public accountants for the Company. These requirements will be satisfied if the Company provides to the Underwriters copies of its Forms 10-K, Forms 10-Q and Forms 8-K (or other appropriate forms) when they are filed with the Commission.

If the Company shall fail to furnish the Underwriters with financial statements as herein provided, within the times specified herein, an Underwriter, after giving reasonable notice of not less than 30 days (and if the financial statements are not provided within such 30 day period), shall have the right to have such financial statements prepared by independent public accountants of its own choosing and the Company agrees to furnish such independent public accountants such data and assistance and access to such records as they may reasonably require to enable them to prepare such statements and to pay their reasonable fees and expenses in preparing the same.

During the period ending three years from the Closing Date, the Company shall also provide to the Underwriters copies of all other statements, documents, or other information which the Company shall mail or otherwise make available to any class of its security holders, or which it shall file with the Commission; and, upon request in writing from the Underwriter, the Company shall furnish to the Underwriters such other information as may reasonably be requested and which may be properly disclosed to the Underwriters with reference to the property, business and affairs of the Company provided such written request includes an agreement to keep confidential any information which should not be disclosed to the public.

5.7. Expenses Paid by the Company. The Company will pay or cause to be paid, whether or not the transactions contemplated hereunder are consummated or the Registration Statement is prevented from becoming effective or this Agreement is terminated, (a) all fees and expenses (including, without limitation, fees and expenses of the Company’s accountants and counsel, and fees and expenses of counsel for the Underwriters subject to the limitations set forth in Section 3.5(b)) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus, the Effective Prospectus and the Final Prospectus as amended or supplemented, and the printing, delivery and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda and Selected Dealer Agreements; (b) the filing fee of the National Association of Securities Dealers, Inc.; (c) any applicable listing fees; (d) the cost of printing certificates representing the Shares; (e) the cost and charges of any transfer agent or registrar; (f) the fees and expenses of qualifying the Shares under the blue sky laws of various jurisdictions; (g) all expenses for due diligence, including meetings associated with this Offering, which are reimbursable weekly or prior to being incurred, as may be requested by an Underwriter and as approved in advance in writing by the Company; (h) the costs of any luncheons, functions, special expenses and all road show and travel expenses and the Company shall provide arrangements for the payment of these expenses prior to being incurred, as may be requested by an Underwriter and approved in writing by the Company; and (i) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise provided for in this Section.

5.8. Reports to Shareholders. During the period ending five years from the Closing Date, the Company will, as promptly as possible, but not later than 180 days after the end of its annual fiscal year, render and distribute reports to its shareholders which will include audited statements of its operations and cash flows during such period and its balance sheet as of the end of such period, as to which statements the Company’s independent certified public accountants shall have rendered an opinion.

5.9. Section 11(a) Financials. The Company will make generally available to its security holders and will deliver to the Underwriters, as soon as practicable, an earnings statement (as to which no opinion need be rendered but which will satisfy the provisions of Section 11(a) of the Securities Act) covering a period of at least 12 months beginning after the Effective Date. Compliance by the Company with Rule 158 promulgated under the Securities Act shall satisfy the requirements of this Section 5.9.

5.10. Post-Effective Availability of Prospectus. The Company will comply, at its own expense, with all requirements imposed upon it by the Securities Act, as now or hereafter amended, by the Rules and Regulations, as from time to time may be in force, and by any order of the Commission, so far as necessary to permit the continuance of sales or dealings in the Shares and the Underwriters’ Warrants and the exercise of the Underwriters’ Warrants.

5.11. Application of Proceeds. The Company will apply the net proceeds from the sale of the Shares substantially in the manner specifically set forth in the Final Prospectus. Any deviation from such application must be in accordance with the Final Prospectus and may occur only after approval by the board of directors of the Company and then only after the board of directors has obtained the written opinion as to the propriety of any such deviation provided by recognized legal counsel well versed in the federal and state securities laws.

5.12. Agreements of Certain Shareholders. The Company will deliver to the Underwriters, prior to the execution of this Agreement, the agreement of each officer, director, and 5% or greater shareholder, referred to in Section 2.17.

5.13. Delivery of Documents. At or prior to the Closing, the Company will deliver to the Underwriters true and correct copies of the articles of incorporation of the Company and all amendments thereto; true and correct copies of the by-laws of the Company and of the minutes of all meetings of the directors and shareholders of the Company held prior to the Closing Date which in any way relate to the subject matter of this Agreement. All such copies shall be certified by the Secretary of the Company.

5.14. Cooperation with Underwriter’s Due Diligence. At all times prior to the Closing Date, the Company will cooperate with the Underwriters in such investigation as the Underwriter may make or cause to be made of all the properties, management, business and operations of the Company, and the Company will make available to the Underwriters in connection therewith such information in its possession as the Underwriter may reasonably request.

5.15. Appointment of Transfer Agent. The Company has appointed Transfer Online, Inc. as Transfer Agent for the Common Stock, subject to the closing of the Offering. The Company will not change or terminate such appointment for a period of three years from the Effective Date without first obtaining the written consent of the Underwriters, which consent shall not be unreasonably withheld.

5.16. Compliance with Conditions Precedent. The Company will use all reasonable efforts to comply or cause to be complied with the conditions precedent to the several obligations of the Underwriters in Section 8 hereof.

5.17. Filing of Form SR. If required under the Securities Act, the Company agrees to file with the Commission all required reports on Form SR in accordance with the provisions of Rule 463 promulgated under the Securities Act and to provide a copy of such reports to the Underwriters and their counsel.

5.18. National Exchange. The Company will use its best efforts to have the Shares listed for trading on the Nasdaq Capital Market or the American Stock Exchange following the completion of the Offering if the Company is able to qualify for such markets, and if not, to cooperate with a market maker which is reasonably acceptable to the Company in applying for quotation of the Shares on the Over-the-Counter Bulletin Board (“OTCBB”). The Company hereby agrees that both US EURO and Brookstreet are reasonably acceptable market makers for the purpose of applying for quotation of the Shares on the OTCBB.

5.19. Right of Inspection. For a period of three years after the Effective Date, the Underwriters, at their expense, will have the right to have a person or persons selected by each Underwriter review the books and records of the Company upon seven days’ written notice and at reasonable times. Such person or persons will be required to execute a confidentiality agreement which will, in part, prohibit disclosure of information to any party except the Underwriters, which information shall be held in confidence unless otherwise specifically agreed to by the Company in writing.

5.20. Outside Directors, Committees, Executive Compensation. The Company shall use its best efforts to have at least two members elected to its board of directors who are not officers or employees of the Company (“outside directors”) on the Effective Date of the Registration Statement, and to cause two such outside directors to be nominated as directors for two additional one-year terms. The Company will form independent audit and compensation committees which shall be comprised of at least three of the Company’s directors, at least a majority of whom shall be outside directors.

5.21. Registration under the Exchange Act. The Company has filed a Registration Statement under Section 12(g) of the Exchange Act with respect to the Common Stock. The Company has delivered a copy of such filing to the Underwriters and to legal counsel for the Underwriters. The Company shall use its best efforts to cause the registration statement under the Exchange Act to become effective not later than the Effective Date, or as soon thereafter as possible.

5.22. Financial Statements and Share Issuances. The Company has prepared and delivered to the Underwriters its most recent financial statements and projections constituting its best estimate of revenues, earnings and cash flow and shall update such estimates on a monthly basis during the registration period. Except in connection with acquisitions or pursuant to the exercise of warrants and options outstanding prior to the completion of the Offering, and the Company’s right to adopt a stock option plan (the “Plan”) reserving no more than 15% of the issued and outstanding shares of Common Stock of the Company as of the date hereof and the grant of options to its officers and employees under such Plan at an exercise price equal to the Offering price, the Company will not, without the Underwriters’ prior written consent, sell any shares of capital stock of the Company or issue warrants or options to purchase any shares of capital stock of the Company during the twelve month period following the Offering if $7,000,000 gross proceeds or more is raised in the Offering, or during the six month period following the Closing Date if $5,000,000 to $6,999,999 in gross proceeds are raised in the Offering. This provision shall not apply if less than $5,000,000 gross proceeds are raised in the Offering.

5.23. Observer Rights. US EURO shall have the right for a period of five years commencing on the Closing Date to designate an observer to the Board of Directors of the Company, which observer receives notice of all Board and Board committee meetings concurrent with the Company’s directors and shall have the right to attend all Board and Board committee meetings at the Company’s expense.

5.24. Exclusive Rights. From the date of this Agreement through the earlier of the Closing Date or the termination of the Offering (the “Exclusive Period”), US EURO shall be the Company’s exclusive investment banker for any and all financings of the Company. The Company shall refrain from negotiating with any other underwriter or investment banker or other person regarding a possible private or public offering of any of the Company’s securities without the prior consent of the Underwriter. If the Company, with the consent of US EURO, secures financing other than the Offering during the Exclusive Period, the Company shall pay to US EURO a cash commission on the gross proceeds of any financing equal to 8% of all amounts up to $1,000,000, plus 7% of all amounts from $1,000,001 through $2,000,000, plus 6% of all amounts over $2,000,000.

SECTION 6
INDEMNIFICATION AND CONTRIBUTION

6.1. Indemnification by Company. The Company shall indemnify and hold harmless each Underwriter and each participating dealer against any and all loss, claim, damage or liability, joint or several, to which such Underwriter or participating dealer may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, or liability (or action with respect thereto) arises out of or is based upon (a) any violation of any registration requirements; (b) any improper use of sales literature by the Company; (c) any untrue statement or alleged untrue statement made by the Company in Section 2 hereof; (d) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus, or the Final Prospectus or any amendment or supplement thereto, or (ii) in any application or other document, executed by the Company specifically for such application or based upon written information furnished by the Company, filed in order to qualify the Shares under the securities laws of the states where filings were made (any such application, document, or information being hereinafter called “Blue Sky Application”); or (e) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus, or the Final Prospectus or any amendment or supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse each Underwriter and each participating dealer for any legal or other reasonable expenses incurred by such Underwriter and participating dealer in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case the person receiving them shall promptly refund them; except that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company through the Underwriter or participating dealer by or on behalf of any Underwriter or participating dealer specifically for use in the preparation of the Registration Statement, any Preliminary Prospectus, the Effective Prospectus and the Final Prospectus or any amendment or supplement thereto, or any Blue Sky Application.

6.2. Indemnification by Underwriters. Each Underwriter severally, but not jointly, shall indemnify and hold harmless the Company against any and all loss, claim, damage or liability, joint or several, to which the Company may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, liability (or action in respect thereto) arises out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or the Final Prospectus or any amendment or supplement thereto or (ii) in any Blue Sky Application; or (b) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospective, the Effective Prospectus or the Final Prospectus or any amendment or supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; except that such indemnification shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information and in conformity with written information furnished to the Company through the Underwriter or on behalf of such Underwriter specifically for use in the preparation thereof; and shall reimburse any legal or other expenses reasonably incurred by the Company in connection with the investigation or defending against any such loss, claim, damage, liability or action.

6.3. Right to Provide Defense. Promptly after receipt by an indemnified party under Section 6.1 or 6.2 above of written notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such section, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it of any liability which it may have to an indemnified party, except to the extent that the indemnifying party did not otherwise have knowledge of the commencement of the action and the indemnifying party’s ability to defend against the action was prejudiced by such failure. Such failure shall not relieve the indemnifying party from any other liability which it may have to the indemnified party or any person identified in Section 6.4 below. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that the Underwriter or participating dealer shall have the right to employ counsel to represent the Underwriter or participating dealer and those other Underwriters or participating dealers who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters or participating dealer against the Company under such section if, in the reasonable judgment of the Underwriter or participating dealer, it is advisable for the Underwriter or participating dealer and those Underwriters or participating dealers to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. The indemnified party may, but shall not be obligated to, participate in the defense at its own expense with its own counsel.

6.4. Contribution. If the indemnification provided for in Sections 6.1 and 6.2 of this Agreement is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, or liabilities referred to in Sections 6.1 or 6.2 above (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters or participating dealers on the other from the offering of the Shares; or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and the Underwriters or participating dealers on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters or participating dealers shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total underwriting discounts and un-itemized expenses received by the Underwriters or participating dealers, in each case as set forth in the table on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Underwriter, or the participating dealers and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. For purposes of this Section 6.4, the term “damages” shall include reasonable counsel fees or other expenses reasonably incurred by the Company, the Underwriters, or participating dealers in connection with investigating or defending any action or claim which is the subject of the contribution provisions of this Section 6.4. Notwithstanding the provisions of this Section 6.4, no Underwriter or participating dealer shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter or participating dealer has otherwise been required to pay by reason of any such untrue statements or omissions. No person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Under this Section 6.4, each Underwriter’s obligations to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in Section 6.4 hereof).

6.5. Extension of Obligations. The obligations of the Company under this Section 6 shall be in addition to any other liability which the Company may otherwise have, and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement, and to each person, if any, who controls the Company within the meaning of the Securities Act.

SECTION 7
EFFECTIVENESS OF AGREEMENT

Once fully executed, this Agreement shall become effective at 10:00 a.m., Los Angeles time, on the first full business day after the Effective Date.

SECTION 8
CONDITIONS OF THE UNDERWRITERS’ OBLIGATIONS

The obligations of the several Underwriters hereunder to sell the Shares on a “best efforts” basis shall be subject to the accuracy, of each of the representations and warranties on the part of the Company herein contained, to the performance by the Company of all its agreements herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions:

8.1. Effectiveness of Registration Statement. The Registration Statement and all post-effective amendments thereto filed with the Commission prior to the Closing Date shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending; any request for additional information on the part of the Commission (to be included in the Registration Statement or Final Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement, the Effective Prospectus or Final Prospectus, nor any amendment thereto shall have been filed to which counsel to the Underwriter shall have reasonably objected in writing or have not given their consent.

8.2. Accuracy of Registration Statement. Either of the Underwriters shall not have advised the Company that the Registration Statement or the Effective Prospectus or Final Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to an Underwriter, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

8.3. Casualty and Other Calamity. Since the Effective Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or any other cause, of such character as materially adversely affects its business or property considered as an entire entity, whether or not such loss is covered by insurance, and no officer or director of the Company shall have suffered any injury, sickness or disability of a nature which would materially adversely affect his or her ability to properly function as an officer or director of the Company.

8.4. Litigation and Other Proceedings. Other than as disclosed in the Registration Statement or Prospectus, there shall be no litigation instituted or threatened against the Company and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, management, licenses, operations or financial condition or income of the Company considered as an entity.

8.5. Lack of Material Change. Except as contemplated herein or as set forth in the Registration Statement and Final Prospectus, during the period subsequent to the date of the last audited balance sheet included in the Registration Statement, the Company (a) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the last audited balance sheet included in the Registration Statement, and (b) except in the ordinary course of its business, the Company shall not have incurred any liabilities, claims or obligations (direct or contingent) or disposed of any of its assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise. The capital stock and surplus accounts of the Company shall be substantially the same as at the date of the last audited balance sheet included in the Registration Statement, without considering the proceeds from the sale of the Shares, other than as may be set forth in the Final Prospectus, and except as the surplus reflects the result of continued profits or losses from operations consistent with prior periods.

8.6. Review by Underwriter’s Counsel. The authorization of the Shares, the Underwriters’ Warrants, and the Warrant Shares issuable upon the exercise of the Underwriters’ Warrants, the Registration Statement, the Effective Prospectus and the Final Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement shall be reasonably satisfactory in all respects to counsel to the Underwriters.

8.7. Opinion of Counsel. The Company shall have furnished to the Underwriters opinions as of the Effective Date and the Closing Date, addressed to the Underwriters, from counsel to the Company expressing such opinions as are set forth in Exhibit __ hereto in the form attached hereto.

8.8. Accountant’s Letter. The Underwriters shall have each received letters addressed to each of them dated the Effective Date, and the Closing Date, respectively, and a draft of such letter at least five days prior to the Effective Date, and the Closing Date, from Weinberg & Company, P.A., confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the published Rules and Regulations. In the letter dated the date of this Agreement, they shall state their conclusions and findings with respect to such financial, accounting, and statistical information and other matters contained in the Registration Statement as have been approved by the Underwriters prior to the execution of this Agreement. In the letter dated the Closing Date, they shall state as of such date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than five days prior to the date of such letter) their conclusions and findings with respect to the financial information and other matters covered by their letter dated the date of this Agreement, the purpose of the letter to be delivered on the Closing Date being to update in all respects the conclusions and findings set forth in the prior letter or letters. The Underwriters shall be furnished without charge, in addition to the original signed copies, such number of signed or photostatic or conformed copies of such letters as an Underwriter shall reasonably request.

8.9. Officer’s Certificate. The Company shall furnish to the Underwriters certificates, each signed by the President and Chief Financial Officer of the Company, dated as of the Effective Date and as of each Closing Date, to the effect that:

(a)
The representations and warranties of the Company in this Agreement are true and correct at and as of the date of the certificate, and the Company has complied with all the agreements and has satisfied all the conditions on its part to be performed or satisfied at or prior to the date of the certificate.

(b)
The Registration Statement has become effective and to the best of the knowledge of the respective signers no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or is threatened by the Commission.

(c)
The respective signers have each examined the Registration Statement and the Final Prospectus and any amendments and supplements thereto, and to the best of their knowledge the Registration Statement and the Final Prospectus and any amendments and supplements thereto contain all statements required to be stated therein, do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the Effective Date, there has occurred no event required to be set forth in an amended or a supplemented Prospectus which has not been so set forth.

8.10. Tender of Delivery of Shares. All of the Shares being offered by the Company and being sold by the Underwriters, and the Underwriters’ Warrants being purchased from the Company by the Underwriters, shall be tendered for delivery in accordance with the terms and provisions of this Agreement.

8.11. Blue-Sky Registration or Qualification. The Shares shall be registered or qualified in such states as the Underwriters and the Company may agree pursuant to Section 5.4, and each such registration or qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Dates. On the Effective Date and the Closing Date, the Underwriters’ counsel shall provide written information which contains the following:

(a)	the names of the states in which applications to register or qualify the Shares have been filed;

(b)	the status of such registrations or qualifications in such states as of the date of such letter;

(c)
a list containing the name of each such state in which the Shares may be legally offered and sold by a dealer licensed in such state and the number of each which may be legally offered and sold in the Offering in each such state as of the date of such letter;

(d)
with respect to the written information provided on the Effective Date, a representation that such counsel will promptly update such written information if counsel receives actual notice of any material changes in the information provided therein between the Effective Date and the Closing Date;

(e)	the names of the states in which the offer and sale of the Shares in the Offering is exempt from registration or qualification; and

(f)	a statement that the Underwriters and selected dealers in the Offering may rely upon the information contained therein.

8.12. Approval of Underwriters’ Counsel. All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Underwriters, whose approval shall not be unreasonably withheld. The suggested form of such documents shall be provided to the counsel for the Underwriters at least three business days before the dates they are to be provided, that is, the Effective Date and the Closing Dates.

8.13. Officers’ Certificate as a Company Representation. Any certificate signed by an officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the statements made therein.

SECTION 9
TERMINATION

9.1. Termination Because of Noncompliance. This Agreement may be terminated in its entirety by the Underwriters by notice to the Company prior to its effectiveness in the event that the Company shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement which the Company is required by this Agreement to be performed, complied with or fulfilled (including but not limited to those specified in Sections 2, 3, 4, 5, and 8 hereof) within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Underwriters in writing.

9.2. Market-out Termination. This Agreement may be terminated by the Underwriters by notice to the Company at any time if, in the sole judgment of the Underwriters, payment for and delivery of the Shares is rendered impracticable or inadvisable because of:

(a)	Material adverse changes in the Company’s business, business prospects, management, earnings, properties or conditions, financial or otherwise;

(b)
Any action, suit, or proceedings, at law or in equity, hereafter threatened or filed against the Company by any person or entity, or by any federal, state or other commission, board or agency wherein any unfavorable result or decision could materially adversely affect the business, business prospects, properties, financial condition or income or earnings of the Company;

(c)
Additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon the trading in securities generally, or new offering or trading restrictions shall have been generally established by a registered securities exchange, the Commission, the National Association of Securities Dealers, Inc. or other applicable regulatory authority, or trading in securities generally on any such exchange, the Nasdaq Stock Market, or otherwise, shall have been suspended, or a general moratorium shall have been established by federal or state authorities;

(d)
Substantial and material changes in the condition of the market beyond normal fluctuations such that it would be undesirable, impracticable or inadvisable in the judgment of the Underwriters to proceed with this Agreement or with the public offering of the Shares;

(e)
Any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Shares; or

(f)	Any suspension of trading in the securities of the Company or the interruption or termination of listing of any security of the Company on any exchange or over-the-counter markets.

9.3. Termination Upon Expiration of Prospectus. The Company may terminate the Offering when the term of the Offering period under the Final Prospectus expires, unless the term is extended by mutual agreement of the parties.

9.4. Effect of Termination Hereunder. Any termination of this Agreement pursuant to this Section 9 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party hereto, except that the Company shall remain obligated to pay the costs and expenses provided to be paid by it specified in Sections 3.5 and 5.7; and the Company and the Underwriters shall be obligated to pay, respectively, all losses, claims, damages or liabilities, joint or several, under Sections 6.1 or 6.4 in the case of the Company and Sections 6.2 or 6.4 in the case of an Underwriter.

SECTION 10
UNDERWRITER’S REPRESENTATIONS AND WARRANTIES

The Underwriters represent and warrant to and agree with the Company that:

10.1. Registration as Broker-Dealer and Member of NASD. Each of the Underwriters is registered as a broker-dealer with the Commission and is registered as a securities broker-dealer in all states in which it will sell Shares and is a member in good standing of the National Association of Securities Dealers, Inc.

10.2. No Pending Proceedings. There is not now pending or threatened against either of the Underwriters any action or proceeding of which it has been advised, either in any court of competent jurisdiction, before the Commission or any state securities regulatory authority concerning activities as a broker or dealer which are foreseen as affecting the Underwriter’s capacity to complete the terms of this Agreement.

10.3. Company’s Right to Terminate. In the event any action or proceeding of the type referred to in Section 10.2 above shall be instituted or threatened against an Underwriter at any time prior to the Effective Date hereunder, or in the event there shall be filed by or against an Underwriter in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of its assets or if it makes an assignment for the benefit of creditors, the Company shall have the right on three days’ written notice to the Underwriters to terminate this Agreement without any liability to the Underwriters or the Company of any kind except for the payment of all expenses as provided herein.

10.4. Underwriters’ Covenants. Each of the Underwriters covenants and agrees with the Company that (a) it will not offer or sell the Shares in any state or other jurisdiction where it has not been advised in writing by its legal counsel or counsel for the Company that the Shares are qualified for the offer and sale therein or exempt from such requirements; (b) it will not make any representation to any person in connection with the offer and sale of the Shares covered hereby except as set forth in the Registration Statement or as authorized in writing by the Company and the Underwriter; (c) it will comply in good faith with all laws, rules and regulations applicable to the distribution of the securities, including the Rules of Fair Practice of NASD Regulation, Inc.; (d) the Underwriter has the authority to execute this Agreement; and (e) the Underwriter will not deal with or engage any finder who is not a registered broker/dealer or a foreign finder as allowed by NASD rules in connection with the proposed Offering.

SECTION 11
NOTICE

Except as otherwise expressly provided in this Agreement:

11.1. Notice to the Company. Whenever notice is required by the provisions of this Underwriting Agreement to be given to the Company, such notice shall be in writing addressed to the Company as follows:

Reed’s, Inc.
13000 South Spring Street
Los Angeles, CA 90061
Attn: Christopher J. Reed

with a copy to:

Jenkens & Gilchrist, LLP
12100 Wilshire Blvd., 15th Floor
Los Angeles, CA 90025
Attn: Jeffrey P. Berg, Esq.

11.2. Notice to the Underwriters. Whenever notice is required by the provisions of this Agreement to be given to the Underwriters, such notice shall be given in writing addressed to the Underwriters as follows:

US EURO Securities, Inc.	Brookstreet Securities Corporation
13661 Perdido Key Dr., Ste. PH-1	2361 Campus Drive, Second Floor
Pensacola, FL 32507	Irvine, CA 92612
Attn: Michael Roy Fugler	Attn: Kathleen M. McPherson

with a copy to:

Oswald & Yap, APC
16148 Sand Canyon
Irvine, CA 92618
Attn: Lynne Bolduc, Esq.

11.3. Effective Date of Notices. Such notices shall be effective on the date of delivery set forth on the receipt if the notice is sent by registered or certified mail or any expedited delivery, or, if sent regular mail, three days from the day of mailing.

SECTION 12
MISCELLANEOUS

12.1. Benefit. This Agreement is made solely for the benefit of the Underwriters, the Company, their respective officers, directors and controlling persons referred to in Section 15 of the Securities Act and such other persons as are identified in this Agreement, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successor” or the term “successors and assigns” as used in this Agreement shall not include any purchasers, as such, of any of the Shares.

12.2. Survival. The respective indemnities, agreements, representations, warranties, and covenants of the Company or its officers and the Underwriters as set forth in or made pursuant to this Agreement and the indemnity and contribution agreements contained in Section 6 hereof of the Company and the Underwriters (as defined in Section 6) shall survive and remain in full force and effect, regardless of (a) any investigation made by or on behalf of the Company or the Underwriters or any such officer or director thereof or any controlling person of the Company or of the Underwriters, (b) delivery of or payment for the Shares, and (c) the Closing Date, and any successor of the Company or the Underwriters or any controlling person, officer or director thereof, as the case may be, shall be entitled to the benefits hereof.

12.3. Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

12.4 ..Jurisdiction. The parties submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court empaneled in the Central District of the State of California for the resolution of all legal disputes arising under the terms of this Agreement.

12.5 ..Attorneys’ Fees. In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys’ fees, as may be fixed by the court.

12.6. Assignment. This Agreement shall be binding upon the parties hereto, their successors and assigns, and prior to the Closing Date shall not be assignable without the express written consent of all parties hereto.

12.7. Entire Agreement. Other than as set forth in Section 1.1, this Agreement contains the entire agreement and understanding between the parties hereto, and supersedes any and all prior agreements and understandings.

12.8. Underwriters’ Information. The statements with respect to the public offering of the Shares on the inside and outside of both the front and back cover pages of the Prospectus and under the caption “Underwriting” in the Final Prospectus constitute the written information furnished by or on behalf of the Underwriter referred to in Section 2.2 hereof, in Section 6.1 hereof and Section 6.2 hereof.

12.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

12.10. Facsimile Signatures. The parties hereto agree that this Agreement may be executed by facsimile signatures and such signatures shall be deemed originals. The parties further agree that within ten days following the execution of this Agreement, they shall exchange original signature pages.

12.11. Amendments. This Agreement may be amended only by a written agreement executed by all of the parties hereto.

12.12. Definition of “Business Day. For purposes of this Agreement, “business day” means any day on which the New York Stock Exchange, Inc. is open for trading.

Please confirm that the foregoing correctly sets forth the Agreement between you and the Company.

Very truly yours, REED’S, INC., A Delaware corporation
By: Christopher J. Reed, Its: Chairman, President and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

US EURO Securities, Inc.,	Brookstreet Securities Corporation,
A California corporation	A California Corporation

By: Michael Roy Fugler	By: Kathleen M. McPherson
Its: Chairman	Its: Executive Vice President